UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 12, 2013

Lenco Mobile Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-53830	75-3111137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2025 First Avenue, Suite 320, Seattle, Washington	98121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 467-5343

100 South King Street, Seattle, Washington
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 12, 2013 and June 18, 2013, Lenco Mobile Inc. (the “Company”) entered in Note Purchase and Security Agreements (the “Note Purchase Agreements”) with certain lenders and issued Senior Secured Promissory Notes (the “Notes”) in an aggregate principal amount of $2,000,000 to certain lenders in connection with loans made to the Company by the lenders. There are five lenders, including James L. Liang and Derace Schaffer, both directors of the Company and Pablo Enterprises LLC, a principal stockholder in the Company. The Notes mature on January 15, 2015.

The Company intends to use the proceeds from the Notes to repay outstanding indebtedness and for general corporate purposes.

The Notes provide for interest rates ranging from 2.5% to 150% depending on the date on which the Note is repaid. The Notes are secured by a first priority security interest in substantially all of the Company’s and its wholly owned subsidiaries’ current and future property and right in and to property.

The Company may, at any time, prepay any amounts due under the Notes without penalty. The forms of the Note Purchase Agreements and the Notes are attached hereto as an Exhibit 4.1 and 4.2, respectively, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information reported under Item 1.01 is incorporated by reference to this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information reported under Item 1.01 is incorporated by reference to this Item 3.02.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Note Purchase and Security Agreement
4.2	Form of Senior Secured Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lenco Mobile Inc.

Dated: June 18, 2013	By:	/s/ Christopher Stanton
Christopher Stanton
Secretary and General Counsel